Exhibit 99.2

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA

Media:
News	Mark Silvey
PPG Corporate Communications
412-434-3046
silvey@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

PPG Announces Completion of Tender Offers to Purchase Certain Debt Securities

PITTSBURGH, November 17, 2014 – PPG Industries (NYSE:PPG) today announced the completion of the previously announced cash tender offers (each an “Offer”) for any and all of its outstanding debt securities in the series specified in the table below (the “Securities”). Each Offer expired at 5:00 p.m., New York City time, on November 14, 2014. After the expiration of the Offers, PPG accepted for purchase all of the Securities that were validly tendered and not validly withdrawn prior to the expiration of the relevant Offer, representing a total aggregate principal amount of approximately $90.3 million. Set forth in the table below is the aggregate principal amount of Securities of each series accepted for purchase pursuant to the Offers:

Title of Securities	CUSIP No.	Aggregate Principal Amount Accepted for Purchase
9% Debentures due 2021	693506AQ0	$16,110,000
7.70% Notes due 2038	693506BC0	$74,142,000

Payment for Securities purchased pursuant to the Offers will be made to The Depository Trust Company, as registered holder of the Securities, today. PPG funded the purchase of the Securities with the net proceeds of its previously announced public offering of $300.0 aggregate principal amount of 2.300% Notes due 2019, together with cash on hand.

J.P. Morgan Securities LLC served as Dealer Manager for the Offers. D.F. King & Co., Inc. served as the Information Agent and the Tender Agent for the Offers.

This news release shall not be construed as an offer to purchase or a solicitation of an offer to purchase any of the Securities or any other securities.

PPG: BRINGING INNOVATION TO THE SURFACE.™

PPG Industries’ vision is to continue to be the world’s leading coatings and specialty materials company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in nearly 70 countries around the world. Reported net sales in 2013 were $15.1 billion. PPG shares are traded on the New York Stock Exchange (symbol:PPG).

Forward-Looking Statements

Statements in this news release relating to matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission (SEC). Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.

Among these factors are global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to maintain favorable supplier relationships and arrangements, the realization of anticipated cost savings from restructuring initiatives, difficulties in integrating acquired businesses and achieving expected synergies therefrom, the ability to penetrate existing, developing or emerging foreign and domestic markets, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions and the unpredictability of existing and possible future litigation, including litigation that could result if the asbestos settlement discussed in our filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors.

Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity.

Forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.